Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of BiomX Inc. (the “Company”) on Form 10-Q for the three months ended March 31, 2020 as filed with the Securities and Exchange Commission (the “Quarterly Report”), each of the undersigned, in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

/s/ Jonathan Solomon
Jonathan Solomon
Chief Executive Officer
(Principal executive officer)

Date: May 14, 2020

/s/ Marina Wolfson
Marina Wolfson
Vice President for Finance and Operations
(Principal financial officer)